FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing ***Articles of Amendment*** to amend the articles of incorporation of a ***Florida Profit Corporation*** pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

- The original incorporators cannot be amended.
- If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division's website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.
- If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.
- If amending/adding officers/directors, list titles and addresses for each officer/director.
- If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.
The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	**$35.00** (Includes a letter of acknowledgment)
Certified Copy (optional)	**$8.75**
Certificate of Status (optional)	**$8.75**

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	**Street Address**
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	The Centre of Tallahassee
Tallahassee, FL 32314	2415 N. Monroe Street, Suite 810
	Tallahassee, FL 32303

For further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Curative Biotechnology, Inc.

DOCUMENT NUMBER: P07000118707

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jonathan Leinwand
Name of Contact Person

Jonathan D. Leinwand, P.A
Firm/ Company

18305 Biscayne Blvd., Suite 200
Address

Aventura, FL 33160
City/ State and Zip Code

jonathan@jdlpa.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Jonathan Leinwand at (954) 903-7856
Name of Contact Person / Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

Curative Biotechnology, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P07000118707

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________________________

____
(Florida street address)

New Registered Office Address: _______________________________, Florida_____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________
2) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________
3) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________
4) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________
5) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________
6) ____ Change	_______	____________________________	___________________________
____ Add			___________________________
____ Remove			___________________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary).* *(Be specific)*

Amending Article IV Capital Stock Section 4.1 (a) General by increasing the authorized common stock from from One Billion One Hundred Million (1,100,000,000) common shares to One Billion Five Hundred Million (1,500,000,000) shares of $0.0001 par value common stock. The remainder of Article IV is to remain the same.

Please see attached document titled "Exhibit A".

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: 11/09/2023

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated 11/09/2023

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

I Richard Garr

(Typed or printed name of person signing)

CEO

(Title of person signing)

Exhibit A

ARIICLE IV
CAPITAL STOCK

4.1 **General.**

(a) The Corporation shall have the authority to issue up to One Billion Five Hundred Million (1,500,000,000) shares of $0.0001 par value Common Stock (the "**Common Stock**").

(b) The Corporation shall have the authority to issue up to Two Hundred Million (200,000,000) shares of $0.0001 par value Preferred Stock (the "**Preferred Stock**") of which One Hundred Thirty Four Million One Hundred Nine Thousand Seven Hundred Fifty shares (134,109,750) of the Preferred Stock shall be designated as Series A Preferred Stock with the powers, preferences and rights, and qualifications, limitations or restrictions as set forth below in Article V, One Million shares (1,000,000) of the Preferred Stock shall be designated as Series B Preferred Stock with the powers, preferences and rights. and qualifications. limitations or restrictions as set forth below in Article VI or as amended hereby and Thirty Million shares (30,000,000) of the Preferred Stock shall be designated as Series C Preferred Stock with the powers, preferences and rights. and qualifications, limitations or restrictions as set forth below in Article VII or as amended hereby. Any stock that has not been designated pursuant hereto shall be designated as set forth in Section 4.3.